UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2004

EVCI CAREER COLLEGES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-14827	06-1488212

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701

(Address of principal executive offices)
Registrant’s telephone number, including area code (914) 623-0700

Item 5. Other Events and Required FD Disclosure

On March 29, 2004, EVCI sold 1,038,962 shares of its common stock to institutional buyers. EVCI received gross proceeds of $10,000,000 ($9.625 per share) and net proceeds of approximately $9,345,000.

Expenses included a placement fee of (i) $600,000 and (ii) the issuance of warrants to purchase 62,338 shares of EVCI’s common stock. The warrants are initially exercisable at $14.338 per share, subject to antidilution adjustments.

EVCI can use the net proceeds for working capital and general corporate purposes, but not the repayment of debt of EVCI or any of its subsidiaries.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits
Exhibit No.	Description of Exhibit

4.1	Common Stock Warrant issued to placement agent.
10.1	Form of Securities Purchase Agreement dated March 29, 2004, by and among registrant and each buyer named in the Schedule of Buyers thereto.
10.2	Form of Registration Rights Agreement dated March 29, 2004, by and among registrant and each buyer named in the Schedule of Buyers thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES INCORPORATED

Dated: March 31, 2004	By:	/s/ Dr. John J. McGrath

Name: Dr. John J. McGrath Title: Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description of Exhibit

4.1	Common Stock Warrant issued to placement agent.
10.1	Form of Securities Purchase Agreement dated March 29, 2004, by and among registrant and each buyer named in the Schedule of Buyers thereto.
10.2	Form of Registration Rights Agreement dated March 29, 2004, by and among registrant and each buyer named in the Schedule of Buyers thereto.